                                                                   EXHIBIT 3.1


                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          MUELLER INDUSTRIES, INC.

                              February 8, 2007

              Mueller Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

              1. The name of the corporation is Mueller Industries, Inc. (the "Corporation"). The Corporation was originally incorporated under the name MBNR Corporation.

              2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 3, 1990. Certificates of Amendment to the original Certificate of Incorporation were filed on October 23, 1990 and May 8, 1996.

              4. Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the "GCL"), this Restated Certificate of
Incorporation only restates and integrates and does not further amend the provisions of the Corporation's original Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between the provisions of the original Certificate of Incorporation as heretofore amended or supplemented and the provisions of the Restated Certificate of Incorporation.

              5. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the GCL by resolution of the Board of Directors of the Corporation at a meeting held on February 8, 2007.

               6. The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

                                 Article I.

The name of the Corporation is MUELLER INDUSTRIES, INC.

                                 Article II.

The Corporation is organized pursuant to the GCL.

                                Article III.

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the appointed registered agent of the Corporation shall be The Corporation Trust Company at the address of the Corporation's registered office.

                                 Article IV.

The purposes for which the Corporation is organized are to act as a holding company of other firms, companies and corporations and to engage in any lawful act or activity for which corporations may be organized under the GCL, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the GCL or any amendment thereto.

                                 Article V.

The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000; of such shares the number of common shares which the Corporation shall have authority to issue is 100,000,000, par value $.01 per share ("Common Stock"), and the number of preferred shares which the Corporation shall have authority to issue is 5,000,000, par value $1.00 per share ("Preferred Stock").

A. Common Stock. Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors. In the event of the liquidation of the Corporation, or upon distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, as the holders of shares of Preferred Stock at the time outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to shareholders shall, subject to any participating or similar rights of shares of Preferred Stock at the time outstanding, be distributed ratably among the holders of shares of Common Stock at the time outstanding. All shares of Common Stock shall have equal non-cumulative voting rights, and shall have no preference, conversion, exchange, preemptive or redemption rights.

B. Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers (subject to Article IX hereof), full or limited, and with such designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and the certificate of designations filed under the GCL setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

    (i).    the designation of such series;

    (ii). the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on Common Stock or other series of Preferred Stock, whether such dividends shall be non-cumulative or cumulative, and, if cumulative, the date or dates from which such dividend shall be cumulative;

    (iii). whether shares of Preferred Stock shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

    (iv). the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of Preferred Stock of such series;

    (v). whether or not shares of Preferred Stock of such series shall be convertible into or exchangeable for shares of Common Stock or other series of Preferred Stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

    (vi.)    the extent to which the holders of shares of Preferred Stock of such series shall be entitled to vote with respect to the election of Directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more Directors upon the happening of a specified event or otherwise;

    (vii). the restrictions, if any, on the issue or reissue of shares of Preferred Stock of such series or any other series;

    (viii.)    the extent, if any, to which the holders of shares of
Preferred Stock of such series shall be entitled to preemptive rights; and

    (ix). the rights of the holders of shares of Preferred Stock of such series upon the liquidation of the Corporation or any distribution of its assets.

C. Certificates of Designations. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences and rights of such series, the qualifications, limitations or restrictions thereof, and the number of shares of Preferred Stock of such series authorized by the Board of Directors, shall be signed, attested to, filed, and recorded pursuant to
Section 103 of the GCL. Unless otherwise provided in any such resolution or resolutions, the holders of the series so authorized shall have non-cumulative voting rights and shall have no conversion, exchange, preemptive or redemption rights. Unless otherwise provided in any such resolution or resolutions, the number of shares of Preferred Stock of the series authorized by such resolutions may be increased (but not above the total number of shares of Preferred Stock of such series) or decreased (but not below the number of shares of Preferred Stock of such series then outstanding) by a certificate setting forth a resolution or resolutions adopted by the Board of Directors, authorizing such increase or decrease, signed, attested to, filed, and recorded pursuant to Section 103 of the GCL. Unless otherwise provided in the resolution or resolutions creating such series, the number of shares of Preferred Stock specified in any such decrease shall be restored to the status of authorized but unissued shares of Preferred Stock (without designation as to series).

                                 Article VI.

The Corporation shall, to the fullest extent permitted by law and by the by-laws of the Corporation, indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or such person's testator or intestate is or was an officer, employee or agent of the Corporation or serves or served any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee, agent or trustee at the express or implied request of the Corporation.

                                Article VII.

To the fullest extent permitted by the GCL as the same exists or hereafter may be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived improper personal benefit.

                                Article VIII.

In furtherance of and not in limitation of the powers conferred by the GCL or any other statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any bylaw made by the Board of Directors.

                                 Article IX.

This Corporation shall not issue non-voting equity securities.  This
Article IX is included in this Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, and shall have no further force and effect beyond that required by such Section and for so long as such Section is in effect and applicable to the Corporation.

                                 Article X.

The election of Directors of the Corporation need not be by written ballot, unless the by-laws of the Corporation otherwise provide.

                                 Article XI.

The Corporation hereby elects not to be governed by Section 203 of the GCL.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Mueller Industries, Inc., has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 8th day of February, 2007, pursuant to Section 103(a) of the GCL.

                                       MUELLER INDUSTRIES, INC.



                                       By:/s/ Gary C. Wilkerson
                                          Gary C. Wilkerson
                                          Vice President, General Counsel
                                          and Secretary